Exhibit 99.1

Computer Programs and Systems, Inc. Announces First Quarter 2010 Results

Company Declares Regular Quarterly Dividend of $0.36 Per Share

MOBILE, Ala.--(BUSINESS WIRE)--April 22, 2010--Computer Programs and Systems, Inc. (NASDAQ: CPSI):

First Quarter Highlights:

  Revenues of $31.5 million;
  12-month backlog of $116.3 million;
  Earnings per diluted share of $0.27;
  Cash provided by operations of $5.8 million; and
  Quarterly dividend of $0.36 per share.

Computer Programs and Systems, Inc. (NASDAQ: CPSI), a leading provider of healthcare information solutions, today announced results for the first quarter ended March 31, 2010.

The Company also announced that its Board of Directors has declared a regular quarterly cash dividend of $0.36 (thirty-six cents) per share, payable on May 27, 2010, to stockholders of record as of the close of business on May 11, 2010.

Total revenues for the first quarter ended March 31, 2010, increased 4.7% to $31.5 million, compared with total revenues of $30.1 million for the prior-year period. Net income for the quarter ended March 31, 2010, decreased 27.0% to $2.9 million, or $0.27 per diluted share, compared with $4.0 million, or $0.37 per diluted share, for the quarter ended March 31, 2009. Cash provided by operations for the first quarter of 2010 was $5.8 million, compared with $3.7 million of cash provided by operations for the prior-year period.

Commenting on the results, Boyd Douglas, president and chief executive officer of CPSI, stated, “Even though client decisions to reschedule two system installations to later in the year adversely affected our results for the quarter, we are generally pleased with these results and believe they are consistent with the level of activity we expected. In addition, as indicated by our second quarter guidance, we believe our investment over the past year in adding staff to increase our implementation capacity is beginning to show significant returns. Not only will we be operating at higher capacity for clinical software implementations for the second quarter, but we also expect this trend to continue for the remainder of the year and beyond as the effect of the stimulus funds for EMR adoption is increasingly felt.”

For the second quarter of 2010, the Company anticipates total revenues of $35.0 million to $36.5 million and net income of approximately $3.9 million to $4.1 million, or $0.36 to $0.38 per diluted share. CPSI’s 12-month backlog as of March 31, 2010, was $116.3 million, consisting of $29.7 million in non-recurring system purchases and $86.6 million in recurring payments for support, Business Management Services, ASP and ISP contracts.

A listen-only simulcast and replay of CPSI’s first quarter 2010 conference call will be available on-line at www.cpsinet.com and www.earnings.com on April 23, 2010, beginning at 9:00 a.m. Eastern Time.

About Computer Programs and Systems, Inc.

CPSI is a leading provider of healthcare information solutions for community hospitals with over 650 client hospitals in 47 states and the District of Columbia. Founded in 1979, the Company is a single-source vendor providing comprehensive software and hardware products, complemented by complete installation services and extensive support. Its fully integrated, enterprise-wide system automates clinical and financial data management in each of the primary functional areas of a hospital. CPSI’s staff of over 1,000 technical, healthcare, medical and business professionals provides system implementation and continuing support services as part of a comprehensive program designed to respond to clients’ information needs in a constantly changing healthcare environment. For more information, visit www.cpsinet.com.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and future financial results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry; saturation of our target market and hospital consolidations; changes in customer purchasing priorities, capital expenditures and demand for information technology systems; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new technology and products in response to market demands; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; failure of our products to function properly resulting in claims for medical losses; government regulation of our products and customers, including changes in healthcare policy affecting Medicare reimbursement rates; changes in accounting principles generally accepted in the United States; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to us or our customers; interruptions in our power supply and/or telecommunications capabilities and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

COMPUTER PROGRAMS AND SYSTEMS, INC.
Unaudited Condensed Statements of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
Sales revenues:
System sales	$9,700	$9,617
Support and maintenance	14,206	13,833
Business management services	7,635	6,686
Total sales revenues	31,541	30,136

Cost of sales:
System sales	9,467	7,807
Support and maintenance	5,530	4,941
Business management services	4,435	3,882
Total cost of sales	19,432	16,630
Gross profit	12,109	13,506

Operating expenses:
Sales and marketing	2,199	2,076
General and administrative	5,511	5,142
Total operating expenses	7,710	7,218

Operating income	4,399	6,288
Interest income, net	172	233
Income before taxes	4,571	6,521
Provision for income taxes	1,651	2,496
Net income	$2,920	$4,025

Basic earnings per share	$0.27	$0.37
Diluted earnings per share	$0.27	$0.37

Weighted average shares outstanding:
Basic	10,973	10,906
Diluted	10,973	10,912

COMPUTER PROGRAMS AND SYSTEMS, INC.
Condensed Balance Sheets
(in thousands, except per share data)

	March 31, 2010	Dec. 31, 2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,881	$4,387
Investments	13,300	13,243
Accounts receivable, net of allowance for doubtful accounts of $748 and $749, respectively	19,419	19,473
Financing receivables, current portion	3,077	3,767
Inventory	1,806	1,704
Deferred tax assets	1,585	1,527
Prepaid income taxes	-	868
Prepaid expenses	524	705
Total current assets	44,592	45,674

Financing receivables, long-term	4,162	3,761
Property and equipment	15,546	14,055
Accumulated depreciation	(9,508)	(9,039)
Total assets	$54,792	$54,451

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,453	$2,212
Deferred revenue	4,069	3,583
Accrued vacation	2,770	2,606
Income taxes payable	501	-
Other accrued liabilities	3,363	2,847
Total current liabilities	12,156	11,248

Deferred tax liabilities	746	512

Stockholders’ equity:
Common stock, par value $0.001 per share, 30,000 shares authorized, 10,973 shares issued and outstanding	11	11
Additional paid-in capital	29,909	29,679
Accumulated other comprehensive income	99	100
Retained earnings	11,871	12,901
Total stockholders’ equity	41,890	42,691
Total liabilities and stockholders’ equity	$54,792	$54,451

COMPUTER PROGRAMS AND SYSTEMS, INC.
Unaudited Other Supplemental Information
(In thousands)

The following table summarizes free cash flow for the Company:

	Three Months Ended March 31,
	2010	2009
Net cash provided by operating activities	$5,788	$3,655
Purchases of property and equipment	(1,283)	(328)
Free cash flow	$4,505	$3,327

Free cash flow is a non-GAAP financial measure which CPSI defines as net cash provided by operating activities less purchases of property and equipment. The most directly comparable GAAP financial measure is net cash provided by operating activities. The Company believes free cash flow is a useful measure of performance and uses this measure as an indication of the financial resources of the Company and its ability to generate cash.

CONTACT:
Computer Programs and Systems, Inc.
Darrell G. West, 251-639-8100
Vice President-Finance and Chief Financial Officer